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As filed with the Securities and Exchange Commission on February 14, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omnicell, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2960387
(State of Incorporation)	(I.R.S. Employer Identification No.)

1101 East Meadow Drive
Palo Alto, CA 94303
(650) 251-6100
(Address of principal executive offices)

1997 Employee Stock Purchase Plan
1999 Equity Incentive Plan
(Full title of the plans)

Sheldon D. Asher
President and Chief Executive Officer
1101 East Meadow Drive
Palo Alto, CA 94303
(650) 251-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert J. Brigham, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,516,637 shares	$7.20	$10,919,787	$1,005

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Registrant's Common Stock on February 13, 2002 as reported on the Nasdaq National Market.

      The chart below illustrates the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares reserved for future issuance under the 1999 Equity Incentive Plan	1,191,644	$7.20	$8,579,837

Shares reserved for future issuance under the 1997 Employee Stock Purchase Plan	324,993	$7.20	$2,339,950

Proposed Maximum Offering Price			$10,919,787

Registration Fee			$1,005

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,191,644 shares of the Company's Common Stock to be issued pursuant to the Company's 1999 Equity Incentive Plan, and (ii) 324,993 shares of the Company's Common Stock to be issued pursuant to the Company's 1997 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
CERTAIN REGISTRATION STATEMENTS ON FORM S-8

        The contents of the Registration Statement on Form S-8 (No. 333-67828) relating to the 1999 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan filed with the Securities and Exchange Commission on August 17, 2001 are incorporated by reference herein.

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EXHIBITS

Exhibit Number
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company.
4.2	(1)	Form of Common Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(1)	1997 Employee Stock Purchase Plan.
99.2		1999 Equity Incentive Plan, as amended.

(1)
Previously filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001 (No. 333-57024), or amendments thereto and incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 14, 2002.

OMNICELL, INC.
By:	/s/ SHELDON D. ASHER Sheldon D. Asher President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheldon D. Asher and Robert Y. Newell, IV, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHELDON D. ASHER Sheldon D. Asher	President and Chief Executive Officer	February 14, 2002
/s/ ROBERT Y. NEWELL, IV Robert Y. Newell, IV	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2002
/s/ RANDALL A. LIPPS Randall A. Lipps	Chairman of the Board and Director	February 14, 2002
/s/ GORDON V. CLEMONS Gordon V. Clemons	Director	February 14, 2002

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/s/ CHRISTOPHER J. DUNN Christopher J. Dunn, M.D.	Director	February 14, 2002
/s/ FREDERICK J. DOTZLER Frederick J. Dotzler	Director	February 14, 2002
/s/ BENJAMIN A. HOROWITZ Benjamin A. Horowitz	Director	February 14, 2002
/s/ KEVIN L. ROBERG Kevin L. Roberg	Director	February 14, 2002
/s/ JOHN D. STOBO, JR. John D. Stobo, Jr.	Director	February 14, 2002
/s/ WILLIAM H. YOUNGER, JR. William H. Younger, Jr.	Director	February 14, 2002

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EXHIBIT INDEX

Exhibit Number
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company.
4.2	(1)	Form of Common Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(1)	1997 Employee Stock Purchase Plan.
99.2		1999 Equity Incentive Plan, as amended.

(1)
Previously filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001 (No. 333-57024), or amendments thereto and incorporated herein by reference.

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EXPLANATORY NOTE
INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX